UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 _______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2011
_______________________________________________________________

PRIME GLOBAL CAPITAL GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

NEVADA	333-158713	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11-2, Jalan 26/70A, Desa Sri Hartamas
50480 Kuala Lumpur, Malaysia
(Address of principal executive offices) (Zip Code)

+603 6201 3198
(Registrant’s telephone number, including area code)

703 Liven House, 61-63 King Yip Street,
Kwun Tong, Hong Kong
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2011, Prime Global Capital Group Incorporated, a Nevada corporation (the “Company”), consummated the sale to 19 of our of existing accredited stockholders of an aggregate of 400,000,000 shares of its common stock, par value $0.001 (the “Shares”), at a per share price of $0.01, or $4,000,000 in the aggregate, in accordance with the terms and conditions of certain subscription agreements made with such stockholders (the “Subscription Agreements”).   Weng Kung Wong, our Chief Executive Officer and director, participated in the transaction and purchased 32,300,000 shares of our common stock on the same terms and conditions as the other stockholders.  The Subscription Agreements contain terms and conditions that are normal and customary for a transaction of this type.  The Company expects to receive net proceeds of approximately $3,989,000 from the sale of the Shares and will use the net proceeds for general corporate purposes.  The Shares were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

The foregoing description of the form of Subscription Agreements is qualified in its entirety by reference thereto, which is filed as Exhibit 10.1 to this Current Report, respectively, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
Dated: February 8, 2011

	By:	/s/ Liong Tat Teh
Liong Tat Teh
Chief Financial Officer